SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On May 22, 2007, the Company conducted its 2007 annual meeting of shareholders. At the meeting, the shareholders reelected all of the Company’s directors for a new annual term and approved the proposed increase in the number of shares available for award under the Company’s 2003 Omnibus Incentive Plan from 3,100,000 to 5,600,000. The shareholders also ratified the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 22, 2007, the Company issued a press release regarding the post-trial hearing held that day before U.S. District Judge Nathaniel M. Gorton regarding the Company’s United States Patent Number 6,398,777. The judge rejected the defendants’ motions for a new trial, denied the defendants' motion for judgment as a matter of law to overturn the jury verdict, denied the defendants' request to reduce the amount of the damages awarded by the jury and ruled that Diomed is entitled to a permanent injunction against infringement by the defendants, the language of which will be stated in a forthcoming order.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release, dated May 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc.
(Registrant)

Date: May 23, 2007	By:	/s/ David B. Swank.
Name: David B. Swank
Title: Chief Financial Officer

List of Exhibits:

99.1	Press Release, dated May 22, 2007